                                                                     Exhibit 20

       The information contained in the attached materials is referred to as the "INFORMATION".

       The attached Term Sheet has been prepared by Harley-Davidson Credit Corp. ("HARLEY CREDIT") and relates to Harley-Davidson Eaglemark Motorcycle Trust 2000-2. Neither Salomon Smith Barney nor any of its affiliates makes any representation as to the accuracy or completeness of the Information herein. The Information contained herein is preliminary and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission.

       The Information contained herein will be superseded by the description of the collateral pool contained in the prospectus supplement relating to the securities.

       The Information addresses only certain aspects of the applicable security's characteristics and thus does not provide a complete assessment. As such, the Information may not reflect the impact of all structural characteristics of the security. The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed circumstances.

       Although a registration statement (including the prospectus) relating to the securities discussed in this communication has been filed with the Securities and Exchange Commission and is effective, the final prospectus supplement relating to the securities discussed in this communication has not been filed with the Securities and Exchange Commission. This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the securities discussed in this communication in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. Prospective purchasers are referred to the final prospectus and prospectus supplement relating to the securities discussed in this communication for definitive Information on any matter discussed in this communication. Any investment decision should be based only on the data in the prospectus and the prospectus supplement ("OFFERING DOCUMENTS") and the then current version of the Information. Offering Documents contain data that is current as of their publication dates and after publication may no longer be complete or current. A final prospectus and prospectus supplement may be obtained by contacting the Salomon Smith Barney Syndicate Desk at 212-723-6171.

                  Harley-Davidson Eaglemark Motorcycle Trust 2000-2 Harley-Davidson Credit Corp., Seller and Servicer
             Eaglemark Customer Funding Corporation-IV, Trust Depositor


                                 Subject to Revision

                           Term Sheet dated July 31, 2000
Trust ...................  Harley-Davidson Eaglemark Motorcycle Trust
                              2000-2 (the "TRUST").

Trust  Depositor ........  Eaglemark Customer Funding Corporation-IV, a
                              wholly owned, limited-purpose subsidiary of
                              Harley-Davidson Credit Corp. (the "TRUST
                              DEPOSITOR")

Seller and Servicer or
  Seller/Servicer .......  Harley-Davidson  Credit  Corp.  ("HARLEY  CREDIT" or
                              the "SELLER" or, in its capacity as Servicer, the
                              "SERVICER"), a 100% owned subsidiary of
                              Harley-Davidson Financial Services, Inc.

Owner Trustee ...........  Wilmington Trust Company, a Delaware banking corporation (in such capacity, the "OWNER
                              TRUSTEE").

Indenture Trustee .......  Bank  One,  NA,  a  national  banking  corporation
                              (in such capacity, the "INDENTURE TRUSTEE"). The
                              Indenture Trustee will also act as Paying Agent
                              under the Indenture and the Trust Agreement.

Closing Date ............  On or about August 8, 2000

Securities Offered ......  The securities offered are as follows:

         A.  General ....  The Harley-Davidson Eaglemark  Motorcycle  Trust
                              2000-2 Harley-Davidson Motorcycle Contract Backed
                              Notes (the "NOTES") will represent indebtedness of
                              the Trust secured by the assets of the Trust
                              (other than certain bank accounts associated with
                              the Certificates). The Harley-Davidson Eaglemark
                              Motorcycle Trust 2000-2 Harley-Davidson Motorcycle
                              Contract Backed Certificates (the "CERTIFICATES"
                              and, together with the Notes, the "SECURITIES")
                              will represent fractional undivided equity
                              interests in the Trust.

This page must be accompanied by the disclaimer on the cover page of these materials. If you did not receive such a disclaimer, please contact your Salomon Smith Barney Financial Advisor immediately.

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

                           The Trust will issue two Classes of Notes pursuant to
                              an Indenture to be dated as of August 1, 2000 (the
                              "INDENTURE"), between the Trust and the Indenture
                              Trustee, as follows: (i) $130,000,000 aggregate principal amount (the "INITIAL CLASS A-1 NOTE
                              BALANCE") of Class A-1 [ ]% Harley-Davidson
                              Motorcycle Contract Backed Notes (the "CLASS A-1
                              NOTES") and (ii) $84,320,000 aggregate principal amount (the "INITIAL CLASS A-2 NOTE BALANCE") of
                              Class A-2 [ ]% Harley-Davidson Motorcycle Contract
                              Backed Notes (the "CLASS A-2 NOTES"). On each
                              Distribution Date, payments of interest on the Class
                              A-1 Notes and the Class A-2 Notes will be made from available collections on the Contracts, and from certain other available amounts as described herein, without priority of payment between such Classes, but in each case prior to payment of interest on the Certificates. On each Distribution Date, payments of principal, made through the application of available collections on the Contracts in an amount reflecting reductions in the principal balances of the Contracts, and from certain other available amounts as described herein, will be made first on the Class
                              A-1 Notes in an amount up to the Note Principal
                              Distributable Amount (as hereinafter defined) until the Class A-1 Notes have been repaid in full, and thereafter on the Class A-2 Notes in an amount up to the Note Principal Distributable Amount until the
                              Class A-2 Notes have been repaid in full, and in each case prior to the payment of the Certificate
                              Principal Distributable Amount (as hereinafter defined) on the Certificates.

                              The Trust will issue $13,680,000 aggregat principal
                                  amount of [ ]% Certificates pursuant to a Trust
                                  Agreement to be dated as of August 1, 2000 (the
                                  "TRUST AGREEMENT") by and between the Trust
                                  Depositor and the Owner Trustee (the Owner
                                  Trustee, together with the Indenture Trustee, being sometimes collectively referred to herein as the "TRUSTEES"). Distributions of interest on the Certificates will be subordinated to payments of interest on the Notes to the extent described herein. Distributions of principal on the Certificates will be subordinated to payments of principal on the Notes to the extent described herein.

                              Each Class of Notes and the Certificates will be
                                  issued in minimum denominations of $1,000 and will be available in book-entry form only.

         B. Trust
            Property ....  The Trust Property consists of, among other things, the pool of initial contracts (those Contracts described
                              in Tables 1 through 6 under "THE CONTRACTS" are
                              hereinafter referred to as the "INITIAL CONTRACTS")
                              together with any Subsequent Contracts (as
                              hereinafter defined) transferred to the Trust, and
                              all rights, benefits, obligations and proceeds
                              arising therefrom or in connection therewith,
                              including security interests in the Harley-Davidson
                              (and, in certain limited instances, Buell)
                              motorcycles (see "THE CONTRACTS") securing such
                              Contracts and proceeds, if any, from certain
                              insurance policies with respect to individual
                              Motorcycles.

This page must be accompanied by the disclaimer on the cover page of these materials. If you did not receive such a disclaimer, please contact your Salomon Smith Barney Financial Advisor immediately.

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

         C. Distribution
            Dates .......  Distributions  of interest and principal on the
                              Securities will be made on the  fifteenth day of
                              each month (or, if such day is not a Business Day,
                              on the next succeeding Business Day) (each, a
                              "DISTRIBUTION DATE"), commencing September 15, 2000.
                              Payments on the Securities on each Distribution Date
                              will be paid to the holders of the related
                              Securities who are of record on the last Business
                              Day of the calendar month immediately preceding the
                              calendar month in which such Distribution Date
                              occurs (each, a "RECORD DATE").

                           A "BUSINESS DAY" will be any day other than a Saturday,
                              a Sunday or a day on which banking institutions in Chicago, Illinois or Wilmington, Delaware are authorized or obligated by law, executive order or government decree to be closed.

                           To the  extent not  previously  paid prior to such
                              dates, the outstanding principal amount of (i) the Class A-1 Notes will be payable on the Distribution
                              Date occurring in November 2004 (the "CLASS A-1
                              FINAL DISTRIBUTION DATE") and (ii) the Class A-2
                              Notes will be payable on the Distribution Date occurring in May 2008 (the "CLASS A-2 FINAL
                              DISTRIBUTION DATE" and, together with the Class A-1
                              Final Distribution Date, the "NOTE FINAL
                              DISTRIBUTION DATES"). To the extent not previously paid in full prior to such date, the unpaid principal balance of the Certificates will be payable on the Distribution Date occurring in May
                              2008 (the "CERTIFICATE FINAL DISTRIBUTION DATE" and, together with the Note Final Distribution Dates, the "FINAL DISTRIBUTION DATES").

Terms of the Notes.......  The principal terms of the Notes will be as described below:

         A. Interest
            Rates .......  The Class A-1 Notes will bear interest at the rate of [ ]% per annum (the "CLASS A-1 RATE") and the
                              Class A-2 Notes will bear interest at the rate of
                              [ ]% per annum (the "CLASS A-2 RATE" and, together
                              with the Class A-1 Rate, the "INTEREST RATES").

         B. Interest.....  Interest  on the  outstanding  principal  amount  of the Class A-1 Notes and Class A-2 Notes will accrue
                              at the related Interest Rate from and including the
                              fifteenth day of the month of the most recent
                              Distribution Date based on a 360-day year consisting
                              of 12 months of 30 days each (or from and including
                              the Closing Date with respect to the first
                              Distribution Date) to but excluding the fifteenth
                              day of the month of the current Distribution Date
                              (each, an "INTEREST PERIOD"). Interest on the Notes
                              for any Distribution Date due but not paid on such
                              Distribution Date will be due on the next
                              Distribution Date, together with, to the extent
                              permitted by applicable law, interest on such
                              shortfall at the related Interest Rate.

This page must be accompanied by the disclaimer on the cover page of these materials. If you did not receive such a disclaimer, please contact your Salomon Smith Barney Financial Advisor immediately.

         C. Principal ....  Principal of the Notes will be payable on each
                              Distribution Date in an amount generally equal to
                              the Note Principal Distributable Amount for such
                              Distribution Date. "NOTE PRINCIPAL DISTRIBUTABLE
                              AMOUNT" means, with respect to any Distribution
                              Date, the sum of (a) the product of (i) 94.5% and
                              (ii) the amount by which the aggregate principal
                              balance of the Contracts has declined since the
                              immediately preceding Distribution Date and (b) any
                              shortfall of principal payments due on the Notes
                              from the immediately preceding Distribution Date;
                              PROVIDED, HOWEVER, that the Note Principal
                              Distributable Amount for a Class of Notes shall not
                              exceed the outstanding principal amount of such
                              Class of Notes. On each Distribution Date, the Note
                              Principal Distributable Amount will be applied in
                              the following priority: first to reduce the
                              principal amount of the Class A-1 Notes to zero, and
                              thereafter, to reduce the principal amount of the
                              Class A-2 Notes to zero. Notwithstanding the
                              foregoing, if the principal amount of either the
                              Class A-1 Notes or Class A-2 Notes has not been paid
                              in full prior to its related Note Final Distribution
                              Date, the Note Principal Distributable Amount for
                              such Note Final Distribution Date will be the unpaid
                              principal amount of such Class of Notes as of such
                              Note Final Distribution Date.

         D. Optional
            Redemption ... In the event of an Optional Purchase (as hereinafter defined), the Class A-2 Notes will be redeemed in whole, but not in part, at a redemption price equal to the unpaid principal amount of the Class A-2
                              Notes plus accrued interest thereon at the related
                              Interest Rate.

         E. Mandatory
            Redemption ... Under certain conditions, the Notes may be
                              accelerated upon the occurrence of an Event of Default under the Indenture.

         F. Mandatory
            Special
            Redemption ... The holders of Class A-1 Notes (the "CLASS A-1
                              NOTEHOLDERS") and Class A-2 Notes (the "CLASS A-2
                              NOTEHOLDERS") will be prepaid in part, without premium, on the Distribution Date on or immediately following the last day of the Funding Period (as hereinafter defined) in the event that any amount remains on deposit in the Pre-Funding Account after giving effect to the purchase of all Subsequent
                              Contracts, including any such purchase on such date
                              (a "MANDATORY SPECIAL REDEMPTION"). The aggregate principal amount of Class A-1 Notes and Class A-2
                              Notes to be prepaid will be an amount equal to the amount then on deposit in the Pre-Funding Account allocated pro rata; PROVIDED, HOWEVER, in the event the Mandatory Special Redemption Amount is less than $150,000 such amount shall be allocated solely to the Class A-1 Noteholders, pro rata.

Terms of the
Certificates ............     The principal terms of the Certificates will be as
                              described below:


This page must be accompanied by the disclaimer on the cover page of these materials. If you did not receive such a disclaimer, please contact your Salomon Smith Barney Financial Advisor immediately.


         A. Interest...... On each Distribution Date, the Owner Trustee or any paying agent or paying agents as the Owner Trustee
                              may designate from time to time (each, a "PAYING
                              AGENT", which initially will be the Indenture
                              Trustee) will distribute pro rata to
                              Certificateholders of record as of the related
                              Record Date accrued interest at the rate of [ ]% per
                              annum (the "PASS-THROUGH RATE") on the Certificate
                              Balance (as defined herein) as of the immediately
                              preceding Distribution Date (after giving effect to
                              distributions of principal to be made on such
                              immediately preceding Distribution Date) or, in the
                              case of the first Distribution Date, the Initial
                              Certificate Balance. Interest in respect of a
                              Distribution Date will accrue from and including the
                              Closing Date (in the case of the first Distribution
                              Date) or from and including the fifteenth day of the
                              month of the most recent Distribution Date to but
                              excluding the fifteenth day of the month of the
                              current Distribution Date based on a 360-day year
                              consisting of 12 months of 30 days each. Interest on
                              the Certificates for any Distribution Date due but
                              not paid on such Distribution Date will be due on
                              the next Distribution Date, together with, to the
                              extent permitted by applicable law, interest on such
                              shortfall at the Pass-Through Rate.

                           The "CERTIFICATE BALANCE" will equal $13,680,000 (the
                              "INITIAL CERTIFICATE BALANCE") on the Closing Date and on any date thereafter will equal the Initial
                              Certificate Balance reduced by all distributions of principal previously made in respect of the Certificates.

         B. Principal....  Principal of the Certificates will be payable on each
                              Distribution Date in an amount generally equal to
                              the Certificate Principal Distributable Amount for
                              such Distribution Date. "CERTIFICATE PRINCIPAL
                              DISTRIBUTABLE AMOUNT" means, (a) with respect to any
                              Distribution Date on which the Notes remain
                              outstanding, the sum of (i) the product of (x) 5.5%
                              and (y) the amount by which the aggregate principal
                              balance of the Contracts has declined since the
                              immediately preceding Distribution Date and (ii) any
                              shortfall of principal payments due on the
                              Certificates from the immediately preceding
                              Distribution Date; and (b) with respect to any
                              Distribution Date on or after the Notes have been
                              paid in full, the sum of (i) the amount by which the
                              aggregate principal balance of the Contracts has
                              declined since the immediately preceding
                              Distribution Date, PLUS (ii) any shortfall of
                              principal payments due on the Certificates from
                              the immediately preceding Distribution Date, minus
                              (iii) any Note Principal Distributable Amount paid
                              to reduce the outstanding principal balance of the
                              Notes to zero.

         C. Optional
            Prepayment...  In the event of an Optional Purchase, the Certificates will be repaid in whole, but not in part, at a repayment price equal to the Certificate Balance plus accrued interest thereon at the Pass-Through
                              Rate.

Security for the
Securities ..............  The principal security for the Securities will be as described below:

This page must be accompanied by the disclaimer on the cover page of these materials. If you did not receive such a disclaimer, please contact your Salomon Smith Barney Financial Advisor immediately.


         A. The
            Contracts ...  The Contracts will be fixed-rate, simple-interest conditional sales contracts for Motorcycles, including any and all rights to receive payments collected thereunder on or after the related Cutoff
                              Date and security interests in the Motorcycles financed thereby.

                           On the Closing Date, the Trust Depositor will
                              sell, transfer and assign to the Trust pursuant to the Sale and Servicing Agreement dated as of August 1, 2000 (the "AGREEMENT") among the
                              Trust Depositor, the Trust, the Indenture
                              Trustee and Harley Credit (as servicer), and the Trust will pledge to the Indenture Trustee, pursuant to the Indenture, Initial Contracts with an aggregate principal balance of $174,092,272.93 as of July 27, 2000 (the
                              "INITIAL CUTOFF Date"). Following the Closing
                              Date, pursuant to the Agreement, the Trust
                              Depositor will be obligated, subject only to the availability thereof, to sell, and the Trust will be obligated to purchase and pledge subject to the satisfaction of certain conditions set forth therein, Subsequent
                              Contracts from time to time during the Funding
                              Period (as defined below) having an aggregate principal balance equal to $53,907,727.07, such amount being equal to the amount on deposit in the Pre-Funding Account established under the Indenture on the Closing Date. With respect to each transfer of Subsequent Contracts to the Trust and the simultaneous pledge of Subsequent
                              Contracts to the Indenture Trustee, the Trust
                              Depositor will designate as a cutoff date (each a "SUBSEQUENT CUTOFF DATE") the date as of which such Subsequent Contracts are deemed sold to the Trust and pledged to the Indenture
                              Trustee. Each date on which Subsequent
                              Contracts are conveyed and pledged is referred to herein as a "SUBSEQUENT TRANSFER DATE."

         B. The Reserve
            Fund ........  The Securityholders will be afforded certain limited protection, to the extent described herein, against
                              losses in respect of the Contracts by the
                              establishment of an account in the name of the
                              Indenture Trustee for the benefit of the
                              Securityholders (the "RESERVE FUND").

This page must be accompanied by the disclaimer on the cover page of these materials. If you did not receive such a disclaimer, please contact your Salomon Smith Barney Financial Advisor immediately.


                           The Reserve Fund will be created with an initial
                              deposit by the Trust Depositor of $1,740,922.73
                              (the "RESERVE FUND INITIAL DEPOSIT") on the
                              Closing Date. The funds in the Reserve Fund will thereafter be supplemented on each Distribution Date by the deposit of certain
                              Excess Amounts and Subsequent Reserve Fund
                              Amounts (as defined herein) until the amount in the Reserve Fund reaches the Specified Reserve
                              Fund Balance (as defined herein). "EXCESS
                              AMOUNTS" in respect of a Distribution Date will equal the funds on deposit in the Collection
                              Account in respect of such Distribution Date, after giving effect to all distributions required to be made on such Distribution Date from amounts received by the Servicer from the Contracts. The "SUBSEQUENT RESERVE FUND AMOUNT" will equal the amount on each Subsequent
                              Transfer Date equal to 1.00% of the aggregate balance of the Subsequent Contracts conveyed to the Trust. On each Distribution Date, funds will be withdrawn from the Reserve Fund for distribution to Securityholders to cover any shortfalls in interest and principal required to be paid on the Securities.

                           The "SPECIFIED RESERVE FUND BALANCE" will equal the
                              greater of (a) 2.50% of the Principal Balance of the Contracts in the Trust as of the first day of the immediately preceding Due Period; PROVIDED, HOWEVER, that if certain trigger events occur (as more specifically described in the Prospectus
                              Supplement), the Specified Reserve Fund Balance will be equal to 6.00% of the Principal Balance of the Contracts in the Trust as of the first day of the immediately preceding Due Period and (b) 1.00% of the aggregate of the Initial Class A-1 Note Balance,
                              Initial Class A-2 Note Balance and Initial
                              Certificate Balance; PROVIDED, HOWEVER, in no event shall the Specified Reserve Fund Balance be greater than the aggregate outstanding principal balance of the Securities.

                           On each Distribution Date, after giving effect to all
                              distributions made on such Distribution Date, any amounts in the Reserve Fund that are in excess of the Specified Reserve Fund Balance will be allocated and distributed to the Trust Depositor.

This page must be accompanied by the disclaimer on the cover page of these materials. If you did not receive such a disclaimer, please contact your Salomon Smith Barney Financial Advisor immediately.


         C. Pre-Funding
            Account......  During the period (the "FUNDING PERIOD") from and including the Closing Date until the earliest of (a)
                              the Distribution Date on which the amount on deposit
                              in the Pre-Funding Account is less than $150,000,
                              (b) the date on which an Event of Termination occurs
                              with respect to the Servicer under the Agreement,
                              (c) the date on which certain events of insolvency
                              occur with respect to the Trust Depositor or (d) the
                              close of business on the date which is 90 days from
                              and including the Closing Date, the Pre-Funding
                              Account will be maintained as an account in the name
                              of the Indenture Trustee on behalf of the
                              Noteholders to secure the Trust Depositor's
                              obligations under the Agreement, as applicable, to
                              purchase and transfer Subsequent Contracts to the
                              Trust and the Trust's obligations under the
                              Indenture to pledge Subsequent Contracts to the
                              Indenture Trustee. The Pre-Funded Amount will
                              initially equal $53,907,727.07 and, during the
                              Funding Period, will be reduced by the amount
                              thereof that the Trust uses to purchase Subsequent
                              Contracts from the Trust Depositor and
                              contemporaneously therewith from the Seller by the
                              Trust Depositor. The Trust Depositor expects that
                              the Pre-Funded Amount will be reduced to less than
                              $150,000 by the Distribution Date occurring in
                              November 2000. Any Pre-Funded Amount remaining at
                              the end of the Funding Period will be payable to the
                              Noteholders as described above in "TERMS OF THE
                              NOTES - MANDATORY SPECIAL REDEMPTION."

         D. Interest
            Reserve
            Account......  The Trust Depositor will establish, and fund with an initial deposit on the Closing Date, a separate
                              collateral account in the name of the Indenture
                              Trustee on behalf of the Securityholders under the
                              Agreement (the "INTEREST RESERVE ACCOUNT"), for the
                              purpose of providing additional funds for payment of
                              Carrying Charges (as described below) to pay certain
                              distributions on Distribution Dates occurring during
                              (and on the first Distribution Date following the
                              end of) the Funding Period. In addition to the
                              initial deposit, all investment earnings with
                              respect to the Pre-Funding Account are to be
                              deposited into the Interest Reserve Account and,
                              pursuant to the Agreement, on each Distribution Date
                              described above, amounts in respect of Carrying
                              Charges from such account will be transferred into
                              the Collection Account. "CARRYING CHARGES" means (i)
                              the product of (x) the weighted average of the Class
                              A-1 Rate, the Class A-2 Rate and the Pass-Through
                              Rate and (y) the undisbursed funds (excluding
                              investment earnings) in the Pre-Funding Account (as
                              of the last day of the related Due Period, as
                              defined herein) over (ii) the amount of any
                              investment earnings on funds in the Pre-Funding
                              Account which was transferred to the Interest
                              Reserve Account, as well as interest earnings on
                              amounts in the Interest Reserve Account.

This page must be accompanied by the disclaimer on the cover page of these materials. If you did not receive such a disclaimer, please contact your Salomon Smith Barney Financial Advisor immediately.


                           The Interest Reserve Account will be established to
                              account for the fact that a portion of the proceeds obtained from the sale of the Securities will be initially deposited in the Pre-Funding Account (as the initial Pre-Funded Amount) rather than invested in Contracts, and the monthly investment earnings on such Pre-Funded Amount (until the Pre-Funded Amount is used to purchase Subsequent Contracts) are expected to be less than the weighted average of the Class A-1 Rate, the Class A-2 Rate and the
                              Pass-Through Rate with respect to the corresponding portion of the Class A-1 Principal Balance, Class
                              A-2 Principal Balance and the Certificate Balance, as well as the amount necessary to pay the Trustees'
                              Fees. The Interest Reserve Account is not designed to provide any protection against losses on the Contracts in the Trust. After the Funding Period, money remaining in the Interest Reserve Account will be released to the Trust Depositor.

Optional Purchase........  The Seller, through the Trust Depositor may, but will not be obligated to, purchase all of the Contracts
                              in the Trust, and thereby cause early retirement of
                              all outstanding Securities, on any Distribution Date
                              as of which the aggregate outstanding principal
                              balance of the Contracts has declined to less than
                              10% of the sum of (i) the aggregate outstanding
                              principal balance of the Contracts as of the Closing
                              Date and (ii) the Pre-Funded Amount (an "OPTIONAL
                              PURCHASE").

Ratings..................  It is a condition of issuance that the Class A-1
                              Notes and Class A-2 Notes be rated "AAA" by Standard
                              & Poor's Ratings Services, A Division of The
                              McGraw-Hill Companies ("S&P") and "Aaa" by Moody's
                              Investors Service, Inc. ("MOODY'S" and, together
                              with S&P, the "RATING AGENCIES") and the
                              Certificates be rated at least "BBB+" by S&P and
                             "Baa1" by Moody's.

Advances.................  The Servicer is obligated to advance each month an amount equal to accrued and unpaid interest on the
                              Contracts which was delinquent with respect to the
                              related Due Period (as defined herein) (each an
                              "ADVANCE"), but only to the extent that the Servicer
                              believes that the amount of such Advance will be
                              recoverable from collections on the Contracts. The
                              Servicer will be entitled to reimbursement of
                              outstanding Advances on any Distribution Date by
                              means of a first priority withdrawal of amounts then
                              held in the Collection Account.

This page must be accompanied by the disclaimer on the cover page of these materials. If you did not receive such a disclaimer, please contact your Salomon Smith Barney Financial Advisor immediately.


Mandatory Repurchase
by the Trust Depositor...  Under the Agreement, the Trust Depositor has
                              agreed, in the event of a breach of certain representations and warranties made by the Trust
                              Depositor and contained therein which materially and adversely affects the Trust's interest in any Contract and which has not been cured, to repurchase such Contract within two business days prior to the first Determination Date after the Trust Depositor becomes aware of such breach. "DETERMINATION DATE" means the fourth business day following the conclusion of a Due Period. The Seller is obligated under the Transfer and Sale Agreement (which right against the Seller the Trust Depositor has assigned in such circumstances to the Trust) to repurchase the Contracts from the Trust Depositor contemporaneously with the Trust Depositor's purchase of the Contracts from the Trust.

Security Interests and
Other Aspects of the
Contracts................  In connection with the establishment of the Trust as well as the assignment, conveyance and transfer of
                              Contracts (including Subsequent Contracts) to the
                              Trust and pledge to the Indenture Trustee, security
                              interests in the Motorcycles securing the Contracts
                              have been (or will be) (i) conveyed and assigned by
                              the Seller to the Trust Depositor pursuant to the
                              Transfer and Sale Agreement (and, in the case of
                              Subsequent Contracts, the related Subsequent
                              Purchase Agreement as defined therein and executed
                              thereunder), (ii) conveyed and assigned by the Trust
                              Depositor to the Trust pursuant to the Agreement
                              (and, in the case of Subsequent Contracts, the
                              related Subsequent Transfer Agreement as defined
                              herein and executed thereunder) and (iii) pledged by
                              the Trust to the Indenture Trustee pursuant to the
                              Indenture. The Agreement will designate the Servicer
                              as custodian to maintain possession, as the
                              Indenture Trustee's agent, of the Contracts and any
                              other documents relating to the Motorcycles. Uniform
                              Commercial Code financing statements will be filed
                              in both Nevada and Illinois, reflecting the
                              conveyance and assignment of the Contracts to the
                              Trust Depositor from the Seller, from the Trust
                              Depositor to the Trust and the pledge from the Trust
                              to the Indenture Trustee, and the Seller's and the
                              Trust Depositor's accounting records and computer
                              systems will also reflect such conveyance and
                              assignment and pledge. To facilitate servicing and
                              save administrative costs, such documents will not
                              be segregated from other similar documents that are
                              in the Servicer's possession. However, the Contracts
                              will be stamped to reflect their conveyance and
                              assignment and pledge. If, however, through fraud,
                              negligence or otherwise, a subsequent purchaser were
                              able to take physical possession of the Contracts
                              without notice of such conveyance and assignment and
                              pledge, the Trust's and Indenture Trustee's interest
                              in the Contracts could be defeated.

This page must be accompanied by the disclaimer on the cover page of these materials. If you did not receive such a disclaimer, please contact your Salomon Smith Barney Financial Advisor immediately.


                           In addition, due to administrative burden and expense,
                              the certificates of title to the Motorcycles will not be amended or reissued to reflect the conveyance and assignment of the Seller's security interest in the Motorcycles related to the Contracts to the Trust Depositor and the Trust or the pledge to the Indenture Trustee. In the absence of amendments to the certificates of title, the Trust and Indenture
                              Trustee will not have a perfected security interest in the Motorcycles in some states. Further, federal and state consumer protection laws impose requirements upon creditors in connection with extensions of credit and collections on conditional sales contracts, and certain of these laws make an assignee of such a contract liable to the obligor thereon for any violation of such laws by the lender. The Trust Depositor has agreed to repurchase any Contract as to which it has failed to perfect a security interest in the Motorcycle securing such Contract, or as to which a breach of federal or state laws exists if such breach materially and adversely affects the Trust's interest in such Contract and if such failure or breach has not been cured within 90 days. The Seller has entered into a corresponding obligation to repurchase such
                              Contracts from the Trust Depositor under the Transfer and Sale Agreement and Subsequent Purchase
                              Agreements.

Monthly Servicing Fee....  The Servicer will be entitled to receive for each
                              Due Period a monthly servicing fee (the "MONTHLY
                              SERVICING FEE") equal to 1/12th of 1% of the
                              Principal Balance of the Contracts as of the
                              beginning of such Due Period. The Servicer will also
                              be entitled to receive any extension fees or late
                              payment penalty fees paid by Obligors (collectively
                              with the Monthly Servicing Fee, the "SERVICING
                              FEE"). The Servicing Fee is payable prior to any
                              payments to the Noteholders or the
                              Certificateholders.

Tax Status...............  In the opinion of Winston & Strawn, federal tax counsel to the Trust Depositor, for federal income tax
                              purposes, the Notes will be characterized as debt,
                              and the Trust will not be characterized as an
                              association (or a publicly traded partnership)
                              taxable as a corporation. Each Noteholder, by the
                              acceptance of a Note, will agree to treat the Notes
                              as indebtedness, and each Certificateholder, by the
                              acceptance of a Certificate, will agree to treat the
                              Trust as a partnership in which the
                              Certificateholders are partners for federal income
                              tax purposes.

ERISA Considerations.....  Subject to the considerations discussed under "ERISA
                              CONSIDERATIONS" in the Prospectus Supplement, the
                              Notes will be eligible for purchase by employee
                              benefit plans. Any benefit plan fiduciary
                              considering purchase of the Notes should, however,
                              consult with its counsel regarding the consequences
                              of such purchase under ERISA and the Code.

                           The Certificates are not eligible for purchase by (i)
                              employee benefit plans subject to ERISA or (ii) individual retirement accounts and other retirement plans subject to Section 4975 of the Code.

This page must be accompanied by the disclaimer on the cover page of these materials. If you did not receive such a disclaimer, please contact your Salomon Smith Barney Financial Advisor immediately.

                                  THE CONTRACTS

       Each Contract is (or will be, in the case of Subsequent Contracts) secured by a Motorcycle and is (or will be) a conditional sales contract originated by a Harley-Davidson dealer and purchased by the Trust Depositor. No Contract may be substituted by the Seller or the Trust Depositor with another Motorcycle contract after such Contract has been sold by the Trust Depositor to the Trust.

       Each Contract (a) is (or will be) secured by a Motorcycle, (b) has (or will have) a fixed annual percentage rate and provide for, if timely made, payments of principal and interest which fully amortize the loan on a simple interest basis over its term and, (c) with respect to the Initial Contracts, has its last scheduled payment due no later than August 2007, and with respect to the Contracts as a whole (including any Subsequent Contracts conveyed to the Trust after the Closing Date), will have a last scheduled payment due no later than November 2007. The Contracts were (or will be) acquired by the Trust Depositor in the ordinary course of the Trust Depositor's business. (For general composition of the Initial Contracts see Table 1 below). Approximately 61.41% of the Principal Balance of the Initial Contracts as of the Initial Cutoff Date is attributable to loans to purchase Motorcycles which were new and approximately 38.59% is attributable to loans to purchase Motorcycles which were used at the time the related Contract was originated. All Initial Contracts have a contractual rate of interest of at least 8.99% per annum and not more than 22.99% per annum and the weighted average contractual rate of interest of the Initial Contracts as of the Initial Cutoff Date is approximately 14.17% per annum (see Table 2 below). The Initial Contracts have remaining maturities as of the Initial Cutoff Date of at least 6 months but not more than 84 months and original maturities of at least 12 months but not more than 84 months. The Initial Contracts had a weighted average term to scheduled maturity, as of origination, of approximately 72.66 months, and a weighted average term to scheduled maturity as of the Initial Cutoff Date of approximately 71.22 months (see Tables 3 and 4 below). The average principal balance per Initial Contract as of the Initial Cutoff Date was approximately $12,756.82 and the principal balances on the Initial Contracts as of the Initial Cutoff Date ranged from $701.48 to $45,899.46 (see Table 5 below). The Contracts arise (or will arise) from loans to Obligors located in 50 states, the District of Columbia and the U.S. Territories and with respect to the Initial Contracts, constitute the following approximate amounts expressed as a percentage of the aggregate principal balances on the Initial Contracts as of the Initial Cutoff Date:
11.99% in California, 8.72% in Texas, 7.12% in Florida and 5.09% in Pennsylvania (see Table 6 below). No other state represented more than 5.00% by aggregate principal balance of the Initial Contracts.

       Except for certain criteria specified in the preceding paragraph, there will be no required characteristics of the Subsequent Contracts. Therefore, following the transfer of the Subsequent Contracts to the Trust, the aggregate characteristics of the entire pool of the Contracts, including the composition of the Contracts, the distribution by weighted average annual percentage rate of the Contracts, the distribution by calculated remaining term of the Contracts, the distribution by original term to maturity of the Contracts, the distribution by current balance of the Contracts, and the geographic distribution of the Contracts, described in the following tables, may vary from those of the Initial Contracts as of the Initial Cutoff Date.

This page must be accompanied by the disclaimer on the cover page of these materials. If you did not receive such a disclaimer, please contact your Salomon Smith Barney Financial Advisor immediately.

                                     TABLE 1

                      COMPOSITION OF THE INITIAL CONTRACTS
                         (AS OF THE INITIAL CUTOFF DATE)


Aggregate Principal Balance .................................   $174,092,272.93
Number of Contracts .........................................            13,647
Average Principal Balance ...................................   $     12,756.82
Weighted Average Annual Percentage
     Rate ("APR") ...........................................            14.17%
     (Range) ................................................    8.99% - 22.99%
Weighted Average Original Term (in months) ..................             72.66
     (Range) ................................................           12 - 84
Weighted Average Calculated Remaining Term (in months) ......             71.22
     (Range) ................................................            6 - 84

                                     TABLE 2

                  DISTRIBUTION BY APR OF THE INITIAL CONTRACTS
                         (AS OF THE INITIAL CUTOFF DATE)


                                                         PERCENT OF
                                     NUMBER OF            NUMBER OF            TOTAL OUTSTANDING              PERCENT OF POOL
     RATE                            CONTRACTS           CONTRACTS(1)          PRINCIPAL BALANCE                 BALANCE (1)
     ----                         ----------------       -----------           -----------------              ---------------
  8.990- 9.000%                             4               0.03%                    $55,306.05                     0.03%
  9.001-10.000                             40               0.29                    $545,105.79                     0.31
 10.001-11.000                            224               1.64                  $3,188,852.24                     1.83
 11.001-12.000                          1,200               8.79                 $16,373,739.20                     9.41
 12.001-13.000                          3,054              22.38                 $40,957,875.90                    23.53
 13.001-14.000                          3,651              26.75                 $46,383,905.22                    26.64
 14.001-15.000                          2,975              21.80                 $37,092,166.64                    21.31
 15.001-16.000                            795               5.83                  $9,532,055.45                     5.48
 16.001-17.000                            499               3.66                  $6,067,451.11                     3.49
 17.001-18.000                            431               3.16                  $4,985,658.04                     2.86
 18.001-19.000                             51               0.37                    $717,579.00                     0.41
 19.001-20.000                            285               2.09                  $3,225,620.60                     1.85
 20.001-21.000                            144               1.06                  $1,577,466.84                     0.91
 21.001-22.000                            291               2.13                  $3,359,985.82                     1.93
 22.001-22.990                              3               0.02                     $29,505.03                     0.02
                                      -------             ------               ----------------                   ------
       TOTALS:                         13,647             100.00%              $ 174,092,272.93                   100.00%

(1)  Percentages may not add to 100.00% because of rounding.

This page must be accompanied by the disclaimer on the cover page of these materials. If you did not receive such a disclaimer, please contact your Salomon Smith Barney Financial Advisor immediately.

                                          TABLE 3

                         DISTRIBUTION BY CALCULATED REMAINING TERM
                                 OF THE INITIAL CONTRACTS
                              (AS OF THE INITIAL CUTOFF DATE)


         CALCULATED                                       PERCENT OF
         REMAINING                   NUMBER OF            NUMBER OF          TOTAL OUTSTANDING         PERCENT OF POOL
        TERM (MONTHS)                CONTRACTS            CONTRACTS(1)       PRINCIPAL BALANC E          BALANCE (1)
        -------------            ----------------         -----------        ------------------        ---------------
           6 - 12                         23                  0.17%                 $92,444.43              0.05%
          13 - 24                        141                  1.03                 $839,100.59              0.48
          25 - 36                        316                  2.32               $2,444,271.80              1.40
          37 - 48                        589                  4.32               $5,427,863.38              3.12
          49 - 60                      1,785                 13.08              $18,672,260.49             10.73
          61 - 72                      8,005                 58.66              $97,910,300.51             56.24
          73 - 84                      2,788                 20.43              $48,706,031.73             27.98
          -------                     ------                ------             ---------------            ------
          TOTALS:                     13,647                100.00%            $174,092,272.93            100.00%

(1)  Percentages may not add to 100.00% because of rounding.

                                               TABLE 4

                              DISTRIBUTION BY CALCULATED ORIGINAL TERM
                               TO MATURITY OF THE INITIAL CONTRACTS
                                 (AS OF THE INITIAL CUTOFF DATE)


                                                           PERCENT OF
           ORIGINAL                 NUMBER OF               NUMBER OF         TOTAL OUTSTANDING        PERCENT OF POOL
        TERM (MONTHS)               CONTRACTS              CONTRACTS(1)       PRINCIPAL BALANCE           BALANCE (1)
        -------------            ----------------          -----------        -----------------        -------------
           0 - 12                          7                  0.05%                 $61,683.00               0.04%
          13 - 24                        130                  0.95                 $785,613.36               0.45
          25 - 36                        293                  2.15               $2,295,304.80               1.32
          37 - 48                        567                  4.15               $5,202,898.57               2.99
          49 - 60                      1,753                 12.85              $18,302,977.62              10.51
          61 - 72                      8,079                 59.20              $98,367,647.47              56.50
          73 - 84                      2,818                 20.65              $49,076,148.11              28.19
          -------                     ------                ------             ---------------             ------
          TOTALS:                     13,647                100.00%            $174,092,272.93             100.00%

(1)  Percentages may not add to 100.00% because of rounding.

This page must be accompanied by the disclaimer on the cover page of these materials. If you did not receive such a disclaimer, please contact your Salomon Smith Barney Financial Advisor immediately.

                                        TABLE 5

                 DISTRIBUTION BY CURRENT BALANCE OF THE INITIAL CONTRACTS
                              (AS OF THE INITIAL CUTOFF DATE)

                                                       PERCENT OF
                                   NUMBER OF            NUMBER OF            TOTAL OUTSTANDING             PERCENT OF POOL
  CURRENT BALANCE                  CONTRACTS          CONTRACTS (1)          PRINCIPAL BALANCE                BALANCE (1)
  ---------------                  ---------          ------------           ----------------              ---------------
$   701.48 -  1,000.00                   2                0.01%                   $1,619.96                      0.00%
$ 1,000.01 -  2,000.00                  21                0.15                   $34,080.09                      0.02
$ 2,000.01 -  3,000.00                  64                0.47                  $162,576.44                      0.09
$ 3,000.01 -  4,000.00                 171                1.25                  $619,786.85                      0.36
$ 4,000.01 -  5,000.00                 381                2.79                $1,731,216.02                      0.99
$ 5,000.01 -  6,000.00                 481                3.52                $2,678,215.09                      1.54
$ 6,000.01 -  7,000.00                 738                5.41                $4,830,547.90                      2.77
$ 7,000.01 -  8,000.00                 952                6.98                $7,152,090.27                      4.11
$ 8,000.01 -  9,000.00                 972                7.12                $8,251,691.20                      4.74
$ 9,000.01 - 10,000.00                 950                6.96                $9,065,944.45                      5.21
$10,000.01 - 11,000.00                 815                5.97                $8,557,120.78                      4.92
$11,000.01 - 12,000.00                 700                5.13                $8,046,098.41                      4.62
$12,000.01 - 13,000.00                 681                4.99                $8,528,579.49                      4.90
$13,000.01 - 14,000.00                 764                5.60               $10,344,530.02                      5.94
$14,000.01 - 15,000.00                 905                6.63               $13,159,829.32                      7.56
$15,000.01 - 16,000.00               1,008                7.39               $15,646,314.18                      8.99
$16,000.01 - 17,000.00               1,043                7.64               $17,216,158.18                      9.89
$17,000.01 - 18,000.00                 942                6.90               $16,513,375.20                      9.49
$18,000.01 - 19,000.00                 715                5.24               $13,209,574.86                      7.59
$19,000.01 - 20,000.00                 501                3.67                $9,765,460.00                      5.61
$20,000.01 - 21,000.00                 299                2.19                $6,113,649.70                      3.51
$21,000.01 - 22,000.00                 212                1.55                $4,552,110.31                      2.61
$22,000.01 - 23,000.00                 138                1.01                $3,098,754.32                      1.78
$23,000.01 - 24,000.00                  87                0.64                $2,042,671.63                      1.17
$24,000.01 - 25,000.00                  41                0.30                $1,003,346.23                      0.58
$25,000.01 - 26,000.00                  23                0.17                  $585,493.44                      0.34
$26,000.01 - 27,000.00                  18                0.13                  $478,676.80                      0.27
$27,000.01 - 28,000.00                   6                0.04                  $164,414.35                      0.09
$28,000.01 - 29,000.00                   4                0.03                  $112,848.20                      0.06
$29,000.01 - 30,000.00                   6                0.04                  $176,663.80                      0.10
$30,000.01 - 31,000.00                   1                0.01                   $30,787.41                      0.02
$31,000.01 - 32,000.00                   2                0.01                   $62,734.00                      0.04
$32,000.01 - 34,000.00                   1                0.01                   $33,695.08                      0.02
$34,000.01 - 37,000.00                   1                0.01                   $36,751.35                      0.02
$37,000.01 - 39,000.00                   1                0.01                   $38,968.14                      0.02
$39,000.01 - 45,899.46                   1                0.01                   $45,899.46                      0.03
                                    ------              ------              ---------------                    ------
             TOTALS:                13,647              100.00%             $174,092,272.93                    100.00%

(1)  Percentages may not add to 100.00% because of rounding.

This page must be accompanied by the disclaimer on the cover page of these materials. If you did not receive such a disclaimer, please contact your Salomon Smith Barney Financial Advisor immediately.

                                          TABLE 6

                     GEOGRAPHIC DISTRIBUTION OF THE INITIAL CONTRACTS
                              (AS OF THE INITIAL CUTOFF DATE)


                                                       PERCENT OF
                                   NUMBER OF            NUMBER OF            TOTAL OUTSTANDING             PERCENT OF POOL
         STATE                     CONTRACTS          CONTRACTS (1)          PRINCIPAL BALANCE                BALANCE (1)
         -----                     ---------          -------------          -----------------              ---------------
ALABAMA                               202                 1.48%                 $2,833,234.38                   1.63%
ALASKA                                 27                 0.20                    $321,097.53                   0.18
ARIZONA                               307                 2.25                  $4,511,253.95                   2.59
ARKANSAS                               73                 0.53                    $855,878.71                   0.49
CALIFORNIA                          1,630                11.94                 $20,874,170.80                  11.99
COLORADO                              330                 2.42                  $4,503,605.97                   2.59
CONNECTICUT                           257                 1.88                  $2,962,793.46                   1.70
DELAWARE                               87                 0.64                  $1,080,906.70                   0.62
DISTRICT OF COLUMBIA                    4                 0.03                     $42,539.81                   0.02
FLORIDA                               912                 6.68                 $12,401,741.13                   7.12
GEORGIA                               434                 3.18                  $6,245,646.68                   3.59
HAWAII                                 83                 0.61                  $1,090,113.67                   0.63
IDAHO                                  31                 0.23                    $349,853.59                   0.20
ILLINOIS                              522                 3.83                  $6,486,248.05                   3.73
INDIANA                               311                 2.28                  $3,790,745.79                   2.18
IOWA                                  126                 0.92                  $1,635,665.01                   0.94
KANSAS                                 73                 0.53                    $904,959.73                   0.52
KENTUCKY                              153                 1.12                  $1,900,945.79                   1.09
LOUISIANA                             149                 1.09                  $1,828,697.92                   1.05
MAINE                                  32                 0.23                    $373,992.57                   0.21
MARYLAND                              344                 2.52                  $4,206,041.43                   2.42
MASSACHUSETTS                         282                 2.07                  $3,240,746.44                   1.86
MICHIGAN                              267                 1.96                  $3,750,644.05                   2.15
MINNESOTA                             140                 1.03                  $1,723,176.13                   0.99
MISSISSIPPI                            37                 0.27                    $487,257.54                   0.28
MISSOURI                              178                 1.30                  $2,187,129.91                   1.26
MONTANA                                20                 0.15                    $233,365.88                   0.13
NEBRASKA                               38                 0.28                    $424,274.08                   0.24
NEVADA                                173                 1.27                  $2,367,605.54                   1.36
NEW HAMPSHIRE                         127                 0.93                  $1,387,836.99                   0.80
NEW JERSEY                            492                 3.61                  $5,773,357.97                   3.32
NEW MEXICO                            178                 1.30                  $2,285,368.65                   1.31
NEW YORK                              595                 4.36                  $7,053,487.27                   4.05
NORTH CAROLINA                        520                 3.81                  $6,544,430.83                   3.76
NORTH DAKOTA                            8                 0.06                     $86,313.99                   0.05
OHIO                                  562                 4.12                  $6,615,141.69                   3.80
OKLAHOMA                              127                 0.93                  $1,590,222.05                   0.91
OREGON                                211                 1.55                  $2,503,632.17                   1.44
PENNSYLVANIA                          782                 5.73                  $8,856,973.07                   5.09

This page must be accompanied by the disclaimer on the cover page of these materials. If you did not receive such a disclaimer, please contact your Salomon Smith Barney Financial Advisor immediately.

                                          TABLE 6

                      GEOGRAPHIC DISTRIBUTION OF THE INITIAL CONTRACTS
                                        (CONTINUED)



                                                       PERCENT OF
                                   NUMBER OF            NUMBER OF            TOTAL OUTSTANDING             PERCENT OF POOL
         STATE                     CONTRACTS          CONTRACTS (1)          PRINCIPAL BALANCE                BALANCE (1)
         -----                     ---------          ------------           ----------------              ---------------
RHODE ISLAND                           26                 0.19                    $331,942.51                   0.19
SOUTH CAROLINA                        246                 1.80                  $3,275,388.32                   1.88
SOUTH DAKOTA                           34                 0.25                    $361,230.59                   0.21
TENNESSEE                             351                 2.57                  $4,706,794.69                   2.70
TEXAS                               1,091                 7.99                 $15,188,638.76                   8.72
UTAH                                   53                 0.39                    $682,273.33                   0.39
VERMONT                                19                 0.14                    $211,352.99                   0.12
VIRGINIA                              319                 2.34                  $4,126,067.97                   2.37
WASHINGTON                            362                 2.65                  $4,955,762.44                   2.85
WEST VIRGINIA                          86                 0.63                  $1,153,457.07                   0.66
WISCONSIN                             194                 1.42                  $2,314,270.31                   1.33
WYOMING                                27                 0.20                    $263,127.35                   0.15
OTHER                                  15                 0.11                    $210,869.68                   0.12
                                   ------               ------                ---------------                 ------
       TOTALS:                     13,647               100.00%               $174,092,272.93                 100.00%

(1) Percentages may not add to 100.00% because of rounding.

This page must be accompanied by the disclaimer on the cover page of these materials. If you did not receive such a disclaimer, please contact your Salomon Smith Barney Financial Advisor immediately.

DELINQUENCY, LOAN LOSS AND REPOSSESSION INFORMATION

       The following tables set forth the delinquency experience and loan loss and repossession experience of the Seller's portfolio of conditional sales contracts for Motorcycles. These figures include data in respect of contracts which the Seller has previously sold with respect to prior securitizations and for which the Seller acts as servicer.

                           DELINQUENCY EXPERIENCE(1)/
                             (DOLLARS IN THOUSANDS)


                                                                          At December 31,
                                              -------------------------------------------------------------------------------
                                                       1999                       1998                        1997
                                                       ----                        ----                        ----
                                                NUMBER                      NUMBER                      NUMBER
                                                  OF                          OF                          OF
                                              CONTRACTS      AMOUNT       CONTRACTS      AMOUNT       CONTRACTS      AMOUNT
                                              ---------      ------       ---------      ------       ---------      ------
Portfolio......................                 91,556     $914,545.5        67,137    $651,248.7        45,258   $434,890.7
Period of Delinquency(2)/
                     ---
    30-59 Days                                   2,868       28,307.9         1,970     $17,768.1         1,264    $11,454.6
    60-89 Days.................                    983        9,424.3           745       6,153.9           559      5,112.1
    90 Days or more............                    371        3,569.9           304       2,591.0           269      2,196.5
                                                   ---       --------           ---       -------           ---      -------
Total Delinquencies............                  4,222      $41,302.1         3,019     $26,513.0         2,092    $18,763.2
                                                 =====      =========         =====     =========         =====    =========
Total Delinquencies as a
Percent of Total Portfolio.....                  4.61%          4.52%         4.50%         4.07%         4.62%        4.31%


                                                               At June 30,
                                         -------------------------------------------------------
                                                    2000                          1999
                                                    -----                         ----
                                            Number                           Number
                                              of                               of
                                          CONTRACTS         AMOUNT          CONTRACTS   AMOUNT
                                          ---------         ------          ---------   ------
Portfolio......................            107,640    $1,085,183.0          80,843    $807,205.6
Period of Delinquency(2)/
                     ---
    30-59 Days.................              2,622       $25,903.6           1,989     $18,509.5
    60-89 Days.................                606         5,932.9             602       5,535.2
    90 Days or more............                205         1,943.5             183       1,615.3
                                               ---         -------             ---       -------
Total Delinquencies............              3,433       $33,780.0           2,774     $25,660.0
                                             =====       =========           =====     =========
Total Delinquencies as a
Percent of Total Portfolio.....               3.19%           3.11%           3.43%         3.18%

------------------
(1) Excludes Contracts already in repossession, which Contracts the Servicer does not consider outstanding.

(2) The period of delinquency is based on the number of days payments are contractually past due (assuming 30-day months). Consequently, a Contract due on the first day of a month is not 30 days delinquent until the first day of the next month.

This page must be accompanied by the disclaimer on the cover page of these materials. If you did not receive such a disclaimer, please contact your Salomon Smith Barney Financial Advisor immediately.

                              LOAN LOSS/REPOSSESSION EXPERIENCE
                                   (DOLLARS IN THOUSANDS)


                                                                           Year Ended
                                                                          December 31,
                                                     ----------------------------------------------------
                                                         1999                 1998                 1997
                                                         ----                 ----                 ----
Principal Balance of All Contracts
    Serviced(1)/..................                   $918,481.6           $653,836.0           $436,771.0
            ---
Contract Liquidations(2)/.........                         1.59%                1.54%                1.42%
                     ---
Net Losses:
    Dollars(3)/...................                     $5,875.0             $5,245.3             $3,781.1
           ---
    Percentage(4)/................                         0.64%                0.80%                0.87%
              ---

                                                                        Six Months Ended
                                                                            June 30,
                                                     ----------------------------------------------------
                                                            2000                            1999
                                                            ----                            ----
Principal Balance of All Contracts
    Serviced(1)/..................                      $1,087,840.1                       $809,208.7
            ---
Contract Liquidations(2)/.........                              1.96%                            1.62%
                     ---
Net Losses:
    Dollars(3)/...................                          $4,284.2                         $2,726.0
           ---
    Percentage(4)/................                              0.79%                            0.67%
              ---

------------------
(1)  As of period end. Includes Contracts already in repossession.

(2) As a percentage of the total number of Contracts being serviced as of period end, calculated on an annualized basis.

(3) The calculation of net loss includes actual charge-offs, deficiency balances remaining after liquidation of repossessed vehicles and expenses of repossession and liquidation, net of recoveries.

(4) As a percentage of the principal amount of Contracts being serviced as of period end, calculated on an annualized basis.

       THE DATA PRESENTED IN THE FOREGOING TABLES ARE FOR ILLUSTRATIVE PURPOSES ONLY AND THERE IS NO ASSURANCE THAT THE DELINQUENCY, LOAN LOSS OR REPOSSESSION EXPERIENCE OF THE CONTRACTS WILL BE SIMILAR TO THAT SET FORTH ABOVE.

       This page must be accompanied by the disclaimer on the cover page of these materials. If you did not receive such a disclaimer, please contact your Salomon Smith Barney Financial Advisor immediately.